Exhibit 99.1

B2Digital Ramps Up the Fall B2 Fighting Series with HRMMA 115 LIVE on PPV this Saturday, October 17

TAMPA, FL, October 16, 2020 (GLOBE NEWSWIRE) – via NEWMEDIAWIRE – B2Digital Incorporated (the “Company” or “B2Digital”) (OTCMKTS:BTDG), the premier development league for mixed martial arts (“MMA”), is excited to announce the next big event in the B2 Fall Fighting Event season on Saturday, October 17 (tomorrow night) with HRMMA 115 at the Sloan Convention Center in Bowling Green, Kentucky.

The fight is sold out in terms of limited in-person seating, but interested fans can stream it live on Pay-Per-View https://b2mma.com/, or enjoy it live over the B2 Fighting Series app on Amazon Fire TV https://www.amazon.com/Stretch-Internet-B2-Fighting-Series/dp/B08K99G8WX/ref=sr_1_1?dchild=1&keywords=B2&qid=1601840289&s=mobile-apps&sr=1-1.

HRMMA 115 features a gritty pro heavyweight title fight, as champion Harry Hunsucker defends his title against a tough challenger in Jordan Mitchell. Fans will also see amateur heavyweight champ Erick Hastings as he defends his title against challenger, Saigh Mullins.

“This is one of the most compelling fight cards we have had, and it represents the triumphant return of MMA to the state of Kentucky for the first time since February,” remarked Greg P. Bell, Chairman & CEO of B2Digital. “So, fans, fighters, and followers: buckle up! Bowling Green will be rockin’ on Saturday night with some of the most exciting MMA action and rising stars the sport has to offer. Check it out LIVE over B2 streaming PPV or Amazon Fire TV.”

HRMMA 115 Complete Fight Card:

1.	Riley Hanner (UFC Gym Murfreesboro) vs Dakota Williams (HICS) 215
2.	Stephen Jackson (Corbin Martial Arts) vs Steven Lear (Knucklehead MMA) 185
3.	Darrell Simmons (Wildside) vs Alec Kessler (Clay City MMA) 145
4.	Ahmad Bates (Bates MMA) vs Josh Perreira (Immortal Martial Arts) 125
5.	Will Baker (Club MMA) vs Danny Menjivar (HICS) 145
6.	Tramond Spencer (Rough Hands) vs Malakii Catron (Fighter Inspired Fitness) Heavyweight
7.	Jamie Hamby (Freestyle Fighting MMA) vs Miles Frisch (Immortal Martial Arts) 155
8.	Izzy Soto (Dark Horse Martial Arts) vs Austin Czenkus (Etown Beatdown) 155
9.	Ethan Riley (Club MMA) vs David Richardson (Louisville Combat Academy) 185
10.	Joel Bennette (Tag MMA) vs Damathian Bloodworth (HICS) 155
11.	Samantha Buttery (Corbin Martial Arts) vs Riana Topper (Fighter Inspired Fitness) 145 Female
12.	Saigh Mullins (Harris Holt Martial Arts) vs Erick Hastings (Core Combat Sports) (champ) Heavyweight Title
13.	Jacob Warf (C-Ville MMA) vs Josh Phelps (HICS) 185 PRO
14.	Jimmy Sandlin (Queen City Grappling Club) vs Gavin Agnew (ATT Indy/Indy Boxing & Grappling) 170 PRO
15.	Jordan Mitchell (Pitbull) vs Harry Hunsucker (Elite & Mike Seals BJJ) (champ) Heavyweight Title PRO

For more information about B2Digital, visit the Company’s website at www.b2digitalotc.com.

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About B2Digital Inc.

With extensive background in entertainment, television, video and technology, B2Digital (OTC: BTDG) is now forging ahead and becoming a full-service live event sports company. Capitalizing on the combination of B2Digital CEO Greg P. Bell’s expertise and involvement with more than 40,000 live events over his career for major sports leagues and entertainment venues, B2Digital is in the process of developing and acquiring MMA and sports-related companies to build an integrated Premier Development League, Expand the B2 Official Training Facility Program Network and Continue the growth of the B2 Social Media Network for the multibillion-dollar mixed martial arts (“MMA”) industry.

B2Digital intends to create and develop league champions that will move on to the MMA major leagues from the Company’s B2 Fighting Series brand. Each year, the top fighters will be invited to the annual B2 Fighting Series National Championship live event.

B2Digital has developed and deployed the systems and technologies for the operation of the B2 Fighting Series, “B2FS”. This includes social media marketing, event management, digital ticketing sales, digital video distribution, digital marketing, PPV, FTV (Free to View), merchandise sales, brand management and financial control systems. B2Digital owns all rights for TV, internet, social media, media, merchandising and trademarks, and branding for the B2Digital companies.

B2Digital: MMA’s Premier Development League

www.b2digitalotc.com

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the securities laws. These statements relate to future events and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

For more information, please contact:

information@b2fs.com

Public Relations:

Tiger Marketing & Branding Agency

info@TigerGMP.com

www.TigerGMP.com

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